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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
CapRock Communications Corp.

We consent to the use of our reports related to CapRock Telecommunications Corp. and CapRock Fiber Network, Ltd. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                            Burds, Reed and Mercer, P.C.

Dallas, Texas
July 8, 1999